EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in this Registration Statement on Form S-8 being filed by RF Industries, Ltd. (the "Company") of our report dated December 13, 1996 appearing in the Company's Annual Report on Form 10-KSB (the "Form 10-KSB") for the fiscal year ended October 31, 1996 on our audits of the financial statements of the Company as of October 31, 1996 and for the years ended October 31, 1996 and 1995 also appearing in the Form 10-KSB.



                              J.H. COHN LLP


San Diego, California
August 18, 1997